                              EXHIBIT 10.01

                             AMENDMENT No. 3
                                   TO
    AMENDED AND RESTATED WORKING CAPITAL FINANCING AND TERM LOAN AGREEMENT

    This third Amendment ("Amendment") to the Amended and Restated Working Capital and Term Loan Agreement is made as of May 12, 1997 by and between Radius, Inc., a California corporation ("Customer") and IBM Credit Corporation, a Delaware corporation ("IBM Credit").

                               RECITALS:

    A. Customer and IBM Credit have entered into that certain Amended and Restated Working Capital Financing and Term Loan Agreement dated as of August 30, 1996 (as amended, supplemented or otherwise modified from time to time, the "Agreement").

    B.  Customer has requested that a certain change be made to the Section
V. Special Definitions of Attachment A to the Agreement.

    C. IBM Credit is willing to accommodate Customer's request subject to the conditions set forth below.

                               AGREEMENT

    NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Customer and IBM Credit hereby agree as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2.  Amendment. The Agreement is hereby amended as follows:

     Attachment A to the Amended and Restated Working Capital Financing and Term Loan Agreement is hereby amended by deleting such Attachment A in its entirety and substituting, in lieu thereof, the Attachment A attached hereto. Such new Attachment A shall be effective as of the date specified in the new Attachment A. The change contained in the new Attachment A is a change in the definition of Spalsh Collateral Value in respect to when the Base Per-Share Value will be considered $0.

Section 4. Representations and Warranties. Customer makes to IBM Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment.

Section 4.1 Accuracy and Completeness of Warranties and Representations. All representations made by Customer in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by Customer in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make representations not misleading.

Section 4.2 Violation of Other Agreements. The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder do not violate or cause Customer not to be in compliance with the terms of any agreement to which Customer is a party.

Section 4.3 Litigation. Except as has been disclosed by Customer to IBM Credit in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against Customer, which if adversely determined, would materially adversely affect Customer's ability to perform Customer's obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

Section 4.4 Enforceability of Amendment. This Amendment has been duly authorized, executed and delivered by Customer and is enforceable against Customer in accordance with its terms.

Section 5. Ratification of Agreement. Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Customer hereby, ratifies, confirms and agrees that the Agreement, as amended hereby, represents a valid and enforceable obligation of Customer, and is not subject to any claims, offsets or defenses.

Section 6. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws which govern the Agreement.

Section 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

     IN WITNESS WHEREOF, this Amendment has been executed by duly authorized officers of the undersigned as of the day and year first above written.

Radius, Inc.                          IBM CREDIT CORPORATION


By:_________________________________  By:_______________________________

Name:    Henry V. Morgan              Name:   Michael Burdian

Title:    SVP and CFO                 Title:  Manager, Working Capital
                                              Practices

ATTEST:                               ATTEST:

___________________________________   ___________________________________

Print Name:   Lynn Cox                Print Name:     John J. Reilly III